Exhibit 99.1

FOR IMMEDIATE RELEASE

•	Revenue increased 75.2% to an all-time quarterly record of $333.9 million in the second quarter of 2021 from $190.6 million in the second quarter of 2020

•	Adjusted EBITDA(1) increased 150.7% to an all-time quarterly record of $56.6 million in the second quarter of 2021 from $22.6 million in the second quarter of 2020

•	Adjusting for one-time items impacting Net Income in the quarter, Adjusted Earnings Per Share(3) was $0.27 for the second quarter of 2021; This compares with Adjusted Net Loss(3) of $(0.14) per diluted share for the second quarter of 2020

•	Aggregate procedural volumes increased 92.7%; Same-center procedural volumes increased 80.5% compared to the second quarter of 2020

•	RadNet has completed deployment of its FDA approved DeepHealth Saige-QTM mammography AI software within its northeast and mid-Atlantic centers with positive physician reception

•	RadNet further revises full-year 2021 guidance levels to increase Revenue, Adjusted EBITDA(1) and Free Cash Flow ranges

LOS ANGELES, California, August 9, 2021 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 353 owned and/or operated outpatient imaging centers, today reported financial results for its second quarter of 2021.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “I am extremely pleased with our financial results in the second quarter. We set all-time quarterly records for Revenue and Adjusted EBITDA(1), and achieved an Adjusted EBITDA(1) margin of 17.0%, higher by 5.1% and 2.1% from the second quarters of 2020 and 2019, respectively. The strong operating performance was the result of recovering procedural volumes in combination with lower costs as a result of actions we took during the COVID-19 period in 2020 and continued cost-containment measures implemented in 2021. Additionally, improvements in our revenue cycle and cash collections have contributed to our improving results and lower DSOs. We are seeing opportunity in virtually all aspects of our multi-faceted business. We project significant growth ahead from the strategic capital investments we are making in equipment, our development efforts in artificial intelligence, the pipeline for tuck-in acquisitions and discussions surrounding new hospital health system joint ventures.”

Dr. Berger continued, “Given the positive trends we are experiencing in our business and the strong financial performance of both the first and second quarters, we have elected to further revise our guidance levels upwards. The increased 2021 guidance ranges for Revenue, Adjusted EBITDA(1) and Free Cash Flow also anticipate improved operating margins. While our revised guidance is reflective of our confidence and optimism regarding the rest of the year’s performance, we remain cognizant of the possibility of an additional surge of COVID-19 or its Delta variant in any or all of our regional markets, and are prepared to respond appropriately,” added Dr. Berger.

Dr. Berger concluded, “On April 19th, we announced that we received FDA clearance for our DeepHealth AI mammography triage software, Saige-QTM, which is a worklist prioritization tool that enables radiologists to more effectively manage their mammography cases with the use of artificial intelligence. We are in the process of deploying this technology across our various markets and are pleased to announce that we have completed installation of this technology in our northeast and mid-Atlantic markets. We expect to complete nationwide deployment, to include our radiologists in California, by the end of the third quarter. Early feedback from our radiologists is excellent. While we are observing improved productivity, most importantly, we are providing our patients and payors with greater accuracy, fewer patient call-backs and the possibility of detecting breast disease one to two years earlier than otherwise possible. We continue to evaluate further areas of AI that can improve effectiveness, decrease costs and drive new revenue streams through providing innovative cost effective screening programs to large insurance companies who are interested in new population health models to improve patient care.”

1

Second Quarter Financial Results

For the second quarter of 2021, RadNet reported Revenue of $333.9 million and Adjusted EBITDA(1) of $56.6 million. Revenue increased $143.4 million (or 75.2%) and Adjusted EBITDA(1) increased $34.0 million (or 150.7%) from the second quarter of 2020.

Adjusted Diluted Net Income Attributable to RadNet, Inc. Common Stockholders (Adjusted Earnings(3)) for the second quarter of 2021 was $14.2 million, or $0.27 per diluted share as compared with Adjusted Net Loss of $6.9 million, or $(0.14) per diluted share for the same period in 2020. Unadjusted for one-time items, Net Income Attributable to RadNet, Inc. Common Shareholders (“Net Income”) for the second quarter of 2021 was $2.9 million, or $0.05 per diluted share. This compares to Net Loss of $10.6 million, or $(0.21) per diluted share, in the second quarter of 2020. These per share values are based upon weighted average number of diluted shares outstanding of 53.1 million in the second quarter of 2021 and 50.7 million of diluted shares outstanding in the second quarter of 2020.

Affecting Net Income in the second quarter of 2021 were certain non-cash expenses and non-recurring items including: $---8.9 million of non-cash employee stock compensation expense; $268,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $1.6 million gain on the disposal of certain capital equipment; $1.2 million of non-cash loss from interest rate swaps; $6.0 million expense from debt restructuring and extinguishment as a result of our recent refinancing transaction; and $812,000 of amortization of deferred financing costs and loan discount related to our existing credit facilities.

For the second quarter of 2021, as compared with the prior year’s second quarter, MRI volume increased 88.1%, CT volume increased 67.6% and PET/CT volume increased 28.8%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 92.7% over the prior year’s second quarter. On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2021 and 2020, MRI volume increased 73.0%, CT volume increased 54.9% and PET/CT volume increased 26.5%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 80.5% from the prior year’s same quarter.

Six Month Financial Results

For the six months ended June 30, 2021, RadNet reported Revenue of $649.2 million and Adjusted EBITDA(1) of $102.1 million. Revenue increased $177.1 million (or 37.5%) and Adjusted EBITDA(1) increased $59.2 million (or 137.8%) from the same six month period last year.

For the six month period in 2021, RadNet reported Net Income of $12.3 million, an increase of approximately $39.3 million over the first six months of 2020. Per share diluted Net Income for the first six months of 2021 was $0.23, compared to a diluted Net Loss of $(0.53) in the same six month period of 2020 (based upon a weighted average number of diluted shares outstanding of 52.9 million in 2021 and 50.5 million in 2020).

Affecting Net Income for the six month period of 2021 were certain non-cash expenses and non-recurring items including: $17.1 million of non-cash employee stock compensation expense; $551,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $2.9 million gain on the disposal of certain capital equipment; $8.8 million of non-cash gain from interest rate swaps; $6.0 million expense from debt restructuring and extinguishment as a result of our recent refinancing transaction; and $2.0 million of amortization of deferred financing costs and loan discount related to our existing credit facilities.

2

2021 Guidance Update

RadNet amends its previously announced guidance levels as follows:

	Original Guidance Range	Revised Guidance Range After Q1 Results	Revised Guidance Range After Q2 Results
Total Net Revenue	$1,250 - $1,300 million	$1,275 - $1,325 million	$1,300 - $1,350 million
Adjusted EBITDA(1)	$180 - $190 million	$187 - $197 million	$200 - $210 million
Capital Expenditures(a)	$70 - $75 million	$72 - $77 million	$80 - $85 million
Cash Interest Expense	$39 - $44 million	$35 - $40 million	$35 - $40 million
Free Cash Flow (b)(2)	$60 - $70 million	$70 - $80 million	$75 - $85 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests, and excludes New Jersey Imaging Network capital expenditures.
(b)	Defined by the Company as Adjusted EBITDA(1) less Capital Expenditures and Cash Paid for Interest.

Dr. Berger highlighted, “Based upon the strong financial results in our first and second quarters and our confidence in projected performance for the remainder of the year, we have increased guidance ranges for Revenue, Adjusted EBITDA(1) and Free Cash Flow (2). Additionally, we have raised our Capital Expenditures level to reflect additional investments in growth opportunities we have identified in several of our core regional markets.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its second quarter 2021 results on Monday, August 9th, 2021 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Monday, August 9, 2021

Time: 10:30 a.m. Eastern Time

Dial In-Number: 888-394-8218

International Dial-In Number: 646-828-8193

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=146019 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 3277272.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements we make regarding response to and the expected future impacts of COVID-19, including statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

3

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the ongoing impact of the COVID-19 pandemic on our business, suppliers, payors, customers, referral sources, partners, patients and employees, including (i) government’s unprecedented action regarding existing and potential restrictions and/or obligations related to citizen and business activity to contain the virus; (ii) the consequences of an economic downturn resulting from the impacts of COVID-19 and the possibility of a global economic recession; (iii) the impact of the volume of canceled or rescheduled procedures, whether as a result of government action or patient choice; (iv) measures we are taking to respond to the COVID-19 pandemic, including changes to business practices; (v) the impact of government and administrative regulation, guidance and appropriations; (vi) changes in our revenues due to declining patient procedure volumes, changes in payor mix; (vii) potential increased expenses or workforce disruptions related to our employees that could lead to unavailability of key personnel; (viii) workforce disruptions related to our key partners, suppliers, vendors and others we do business with; (ix) the impact of return to work orders in certain states in which we operate; and (x) increased credit and collectability risks;
•	the availability and terms of capital to fund our business;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	changes in general economic conditions nationally and regionally in the markets in which we operate;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;
•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;
•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

4

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services and related information technology solutions (including artificial intelligence) in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 353 owned and/or operated outpatient imaging centers. RadNet's markets include California, Maryland, Delaware, New Jersey, New York, Florida and Arizona. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 8,300 employees. For more information, visit http://www.radnet.com.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

5

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$140,852	$102,018
Accounts receivable	157,328	129,585
Due from affiliates	6,290	5,836
Prepaid expenses and other current assets	30,449	32,985
Total current assets	334,919	270,424
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	435,172	399,335
Operating lease right-of-use assets	593,574	483,661
Total property, equipment and right-of-use assets	1,028,746	882,996
OTHER ASSETS
Goodwill	502,331	472,879
Other intangible assets	51,783	52,393
Deferred financing costs	2,386	1,767
Investment in joint ventures	41,375	34,528
Deferred tax assets, net of current portion	29,390	34,687
Deposits and other	41,268	36,983
Total assets	$2,032,198	$1,786,657
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$244,536	236,684
Due to affiliates	22,596	14,010
Deferred revenue	31,947	39,257
Current finance lease liability	–	2,578
Current operating lease liability	71,399	65,794
Current portion of notes payable	10,789	39,791
Total current liabilities	381,267	398,114
LONG-TERM LIABILITIES
Long-term finance lease liability	–	743
Long-term operating lease liability	567,674	463,096
Notes payable, net of current portion	749,079	612,913
Other non-current liabilities	34,899	53,488
Total liabilities	1,732,919	1,528,354
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 52,678,030 and 51,640,537 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	5	5
Additional paid-in-capital	324,954	307,788
Accumulated other comprehensive loss	(22,227)	(24,051)
Accumulated deficit	(105,668)	(117,999)
Total RadNet, Inc.'s stockholders' equity	197,064	165,743
Noncontrolling interests	102,215	92,560
Total equity	299,279	258,303
Total liabilities and equity	$2,032,198	$1,786,657

6

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
REVENUE

Service fee revenue	$295,494	$155,698	$575,071	$404,031
Revenue under capitation arrangements	38,424	34,868	74,166	68,099
Total service revenue	333,918	190,566	649,237	472,130
Provider relief funding	43	25,475	6,291	25,475
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	283,571	194,217	565,851	461,635
Depreciation and amortization	24,011	21,355	46,667	43,289
(Gain) loss on sale and disposal of equipment and other	(1,567)	(569)	(2,874)	202
Severance costs	268	859	551	1,076
Total operating expenses	306,283	215,862	610,195	506,202
INCOME (LOSS) FROM OPERATIONS	27,678	179	45,333	(8,597)

OTHER INCOME AND EXPENSES
Interest expense	12,171	10,831	24,997	22,382
Equity in earnings of joint ventures	(3,121)	(945)	(5,406)	(2,900)
Non-cash change in fair value of interest rate hedge	(35)	3,843	(11,280)	3,843
Debt restructuring and extinguishment expenses	6,044	–	6,044	–
Other expenses (income)	1,658	(115)	1,867	(108)
Total other (income) expenses	16,717	13,614	16,222	23,217
INCOME (LOSS) BEFORE INCOME TAXES	10,961	(13,435)	29,111	(31,814)
(Provision for) benefit from income taxes	(2,874)	4,475	(7,249)	8,856
NET INCOME (LOSS)	8,087	(8,960)	21,862	(22,958)
Net income attributable to noncontrolling interests	5,214	1,634	9,531	3,994
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$2,873	$(10,594)	$12,331	$(26,952)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.05	$(0.21)	$0.24	$(0.53)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.05	$(0.21)	$0.23	$(0.53)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	52,238,709	50,672,219	52,004,653	50,483,274
Diluted	53,133,091	50,672,219	52,890,561	50,483,274

7

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$21,862	$(22,958)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	46,667	43,289
Amortization of operating lease assets	36,834	34,094
Equity in earnings of joint ventures	(5,406)	(2,900)
Amortization deferred financing costs and loan discount	1,959	2,163
(Gain) loss on sale and disposal of equipment	(2,874)	202
Loss on extinguishment of debt	1,496	–
Amortization of cash flow hedge	1,845	892
Non-cash change in fair value of interest rate hedge	(11,280)	3,843
Stock-based compensation	17,145	8,078
Change in fair value of contingent consideration	1,292	(97)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(28,156)	29,018
Other current assets	2,963	9,884
Other assets	(4,997)	(4,257)
Deferred taxes	5,297	(11,678)
Operating leases	(36,564)	(30,182)
Deferred revenue	(7,147)	44,384
Accounts payable, accrued expenses and other	17,765	27,690
Net cash provided by operating activities	58,701	131,465
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions	(64,918)	(4,188)
Purchase of property and equipment	(53,799)	(64,193)
Proceeds from sale of equipment	500	779
Equity contributions in existing joint ventures	(1,441)	–
Net cash used in investing activities	(119,658)	(67,602)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(3,304)	(1,814)
Payments on Term Loan Debt	(613,279)	(21,648)
Proceeds from issuance of new debt, net of issuing costs	716,369	–
Proceeds from payment protection plan	–	4,023
Proceeds from revolving credit facility	128,300	250,900
Payments on revolving credit facility	(128,300)	(250,900)
Proceeds from issuance of common stock upon exercise of options	26	–
Net cash provided by (used in) financing activities	99,812	(19,439)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(21)	(6)
NET INCREASE IN CASH AND CASH EQUIVALENTS	38,834	44,418
CASH AND CASH EQUIVALENTS, beginning of period	102,018	40,165
CASH AND CASH EQUIVALENTS, end of period	$140,852	$84,583

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$13,774	$22,826

8

RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	June 30,
	2021	2020

Net Income (Loss) Attributable to RadNet, Inc. Common Shareholders	$2,873	$(10,594)
Plus Interest Expense	12,171	10,831
Plus Provision (Benefit) for Income Taxes	2,874	(4,475)
Plus Depreciation and Amortization	24,011	21,355
Plus Other Expenses (Income)	1,658	(115)
Plus Severance Costs	268	859
Plus (Gain) on Sale of Equipment	(1,567)	(569)
Plus Debt Restructuring and Loss on Extinguishment Expenses	6,044	–
Plus Non-cash Change in Fair Value of Interest Rate Hedge	(35)	3,843
Plus Other Adjustment to Joint Venture Investment	(565)	–
Plus Non Cash Employee Stock Compensation	8,897	1,456
Adjusted EBITDA(1)	$56,629	$22,591

	Six Months Ended
	June 30,
	2021	2020

Net Income (Loss) Attributable to RadNet, Inc. Common Shareholders	$12,331	$(26,952)
Plus Interest Expense	24,997	22,382
Plus Provision (Benefit) for Income Taxes	7,249	(8,856)
Plus Depreciation and Amortization	46,667	43,289
Plus Other Expenses (Income)	1,867	(108)
Plus Severance Costs	551	1,076
Plus (Gain) Loss on Sale of Equipment	(2,874)	202
Plus Debt Restructuring and Loss on Extinguishment Expenses	6,044	–
Plus Non-cash Change in Fair Value of Interest Rate Hedge	(11,280)	3,843
Plus Other Adjustment to Joint Venture Investment	(565)	–
Plus Non Cash Employee Stock Compensation	17,145	8,078
Adjusted EBITDA(1)	$102,132	$42,954

9

PAYOR CLASS BREAKDOWN

Second Quarter
2021

Commercial Insurance	57.7%
Medicare	21.4%
Capitation	11.5%
Medicaid	2.7%
Workers Compensation/Personal Injury	3.2%
Other	3.6%
Total	100.0%

RADNET PAYMENTS BY MODALITY

	Second Quarter	Full Year	Full Year	Full Year
	2021	2020	2019	2018

MRI	36.7%	35.4%	35.8%	35.2%
CT	17.6%	17.6%	16.9%	16.5%
PET/CT	5.5%	6.0%	5.6%	5.7%
X-ray	7.2%	7.3%	8.1%	8.4%
Ultrasound	12.6%	12.3%	12.4%	12.2%
Mammography	14.6%	15.7%	15.2%	15.8%
Nuclear Medicine	1.1%	1.0%	1.0%	1.1%
Other	4.6%	4.7%	4.9%	5.1%
	100.0%	100.0%	100.0%	100.0%

10

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

11

RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	June 30,	June 30,
	2021	2020

NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$2,873	$(10,594)

Add COVID-19-related stock awards to front-line employees	6,503	–
Add non-cash revaluation of DeepHealth acquisiton shares	1,093	–
Add non-cash impact of cash flow hedges (i)	1,210	4,735
Add severance costs	268	859
Add debt restructuring and extinguishment expenses	6,044	–
Total adjustments - loss (gain)	15,118	5,594
Subtract tax impact of Adjustments (ii)	(3,754)	(1,863)
Tax effected impact of adjustments	11,364	3,731

TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	11,364	3,731

ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	14,237	(6,863)

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	53,133,091	50,672,219

ADJUSTED DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.27	$(0.14)

(i) Impact is the combination of (a) the gain in fair value of the hedges during the quarter of $35,000 in 2021 and loss of $3,843 in 2020 and (b) the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective of $1,245,000 in 2021 and $892,000 in 2020.

(ii) Tax effected using 24.83% blended federal and state effective tax rate for 2021 and 33.31% for 2020.

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